Exhibit 99.1

Additional Signatures

GLENN M. PARKER 2004 MULTIGENERATIONAL TRUST

By:	/s/ Robin S. Parker	09/10/2004
Robin S. Parker, as trustee

LEWIS P. STONE 2004 MULTIGENERATIONAL TRUST

By:	/s/ Stephanie T. Stone	09/10/2004
Stephanie T. Stone, as trustee

ROBERT GREGG 2004 MULTIGENERATIONAL TRUST

By:	/s/ Pamela Fay Gregg	09/10/2004
Pamela Fay Gregg, as trustee

ROBERT GREGG REVOCABLE TRUST DATED DECEMBER 18, 2000

By:	/s/ Robert Gregg	09/10/2004
Robert Gregg, as trustee

/s/ Robin S. Parker
Robin S. Parker, as trustee for the		09/10/2004
GLENN M. PARKER 2004 MULTIGENERATIONAL TRUST

/s/ Robert Gregg
Robert Gregg, as trustee for the		09/10/2004
GLENN M. PARKER 2004 MULTIGENERATIONAL TRUST

/s/ Stephanie T. Stone
Stephanie T. Stone, as trustee for the		09/10/2004
LEWIS P. STONE 2004 MULTIGENERATIONAL TRUST

/s/ Robin S. Parker
Robin S. Parker, as trustee for the		09/10/2004
LEWIS P. STONE 2004 MULTIGENERATIONAL TRUST

/s/ Pamela Fay Gregg
Pamela Fay Gregg, as trustee for the		09/10/2004
ROBERT GREGG 2004 MULTIGENERATIONAL TRUST

/s/ Kathryn G. Pincus
Kathryn G. Pincus, as trustee for the		09/10/2004
ROBERT GREGG 2004 MULTIGENERATIONAL TRUST

/s/ Robert Gregg
Robert Gregg, as trustee for the		09/10/2004
ROBERT GREGG REVOCABLE TRUST DATED DECEMBER 18, 2000